                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to (section mark)240.14a-11(c) or
  (section mark)240.14a-12

                           HIGHWOODS PROPERTIES, INC.
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

PAYMENT OF FILING FEE (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  1) Title of each class of securities to which transaction applies:

  2) Aggregate number of securities to which transaction applies:

  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

  4) Proposed maximum aggregate value of transaction:

  5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

                           HIGHWOODS PROPERTIES, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 29, 1997

     You are cordially invited to attend the 1997 annual meeting of stockholders of Highwoods Properties, Inc. (the "Company") to be held on Tuesday, April 29, 1997, at 3:00 p.m., at the Raleigh Marriott Crabtree Valley, 4500 Marriott Drive, Raleigh, North Carolina, for the following purposes:

     1. To elect six directors;

     2. To consider and vote upon a proposal to adopt the 1997 Employee Stock Purchase Plan;

     3. To consider and vote upon a proposal to amend the Amended and Restated 1994 Stock Option Plan;

     4. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the 1997 fiscal year; and

     5. To transact such other business as may properly come before such meeting or any adjournments thereof.

     Only stockholders of record at the close of business on March 18, 1997 will be entitled to vote at the meeting or any adjournments thereof.

     IF YOU ARE UNABLE TO BE PRESENT AT THE MEETING IN PERSON, PLEASE SIGN AND DATE THE ENCLOSED PROXY, WHICH IS BEING SOLICITED BY THE BOARD OF DIRECTORS, AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                                         BY ORDER OF THE BOARD OF DIRECTORS

                                         EDWARD J. FRITSCH
                                         SENIOR VICE PRESIDENT AND SECRETARY

                           HIGHWOODS PROPERTIES, INC.
                        3100 Smoketree Court, Suite 600
                         Raleigh, North Carolina 27604

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON APRIL 29, 1997

     This proxy statement is furnished to stockholders of Highwoods Properties, Inc., a Maryland corporation (the "Company"), in connection with the solicitation of proxies for use at the 1997 annual meeting of stockholders (the "Meeting") of the Company to be held on Tuesday, April 29, 1997, at 3:00 p.m., at the Raleigh Marriott Crabtree Valley, 4500 Marriott Drive, Raleigh, North Carolina, for the purposes set forth in the notice of meeting. This solicitation is made on behalf of the board of directors of the Company (the "Board of Directors").

     Holders of record of shares of common stock (the "Common Stock") of the Company as of the close of business on the record date, March 18, 1997, are entitled to receive notice of, and to vote at, the Meeting. The outstanding Common Stock constitutes the only class of securities entitled to vote at the Meeting, and each share of Common Stock entitles the holder thereof to one vote. At the close of business on March 18, 1997, there were 35,857,950 shares of Common Stock issued and outstanding.

     Shares represented by proxies in the form enclosed, if such proxies are properly executed and returned and not revoked, will be voted as specified. Where no specification is made on a properly executed and returned form of proxy, the shares will be voted FOR the election of all nominees for director, FOR the adoption of the 1997 Employee Stock Purchase Plan, FOR the amendment of the Amended and Restated 1994 Stock Option Plan and FOR the proposal to ratify the appointment of Ernst & Young LLP as independent auditors. To be voted, proxies must be filed with the secretary of the Company prior to the close of voting at the Meeting. Proxies may be revoked at any time before exercise thereof by filing a notice of such revocation or a later dated proxy with the secretary of the Company or by voting in person at the Meeting.

     The Company's 1996 Annual Report for the year ended December 31, 1996 has been mailed with this proxy statement. This proxy statement, the form of proxy and the 1996 Annual Report were mailed to stockholders on or about April 1, 1997. The principal executive offices of the Company are located at 3100 Smoketree Court, Suite 600, Raleigh, North Carolina 27604.

                                 PROPOSAL ONE:
                             ELECTION OF DIRECTORS

BOARD OF DIRECTORS

     The directors of the Company are divided into three classes, with approximately one-third of the directors elected by the stockholders annually. The directors whose terms will expire at the Meeting are Ronald P. Gibson, O. Temple Sloan, Jr. and John L. Turner, all of whom have been nominated for, and the Board of Directors recommends a vote FOR, election at the Meeting as directors to hold office until the 2000 annual meeting of stockholders and until their successors are elected and qualified. In addition, the Board of Directors elected John W. Eakin, Willard H. Smith Jr. and Gene H. Anderson to the Board of Directors to fill vacancies created by an increase in the authorized number of directors and by the retirement of Robert L. Kirby. Messrs. Eakin, Smith and Anderson have been nominated for, and the Board of Directors recommends a vote FOR, election at the Meeting as directors to hold office until the annual meetings of the stockholders to be held in 1998, 1999 and 2000, respectively, and until their successors are elected and qualified. Should any one or more of these nominees become unable to serve for any reason, the Board of Directors may designate substitute nominees, in which event the person named in the enclosed proxy will vote for the election of such substitute nominee or nominees, or may reduce the number of directors on the Board of Directors.

NOMINEES FOR ELECTION TO TERM EXPIRING 2000

     GENE H. ANDERSON, 51, has been a director and senior vice president of the Company since the Company's combination with Anderson Properties, Inc. in February 1997. Mr. Anderson previously served as president of Anderson Properties, Inc. Mr. Anderson is an officer and former director of the National Association of Industrial and Office Properties ("NAIOP").

     RONALD P. GIBSON, 52, has been president, chief executive officer and a director of the Company since its first election of officers in March 1994. Mr. Gibson is a founder of the Company's predecessor, served as its president since its incorporation in 1992 and served as its managing partner since its formation in 1978. Mr. Gibson is a member of the Society of Industrial and Office Realtors and is a director of Capital Associated Industries.

     O. TEMPLE SLOAN, JR., 58, is chairman of the Board of Directors, a position he has held since March 1994. Mr. Sloan is a founder of the predecessor of the Company. He is also chairman and chief executive officer of General Parts, Inc., a nationwide distributor of automobile replacement parts, which he founded. Mr. Sloan is a director of NationsBank, N.A. and a trustee of Peace College and St. Andrews College.

     JOHN L. TURNER, 50, has been vice chairman of the Board of Directors and chief investment officer of the Company since the Company's combination with Forsyth Partners in February 1995. Mr. Turner co-founded the predecessor of Forsyth Partners in 1975. Mr. Turner is active in several Piedmont Triad economic development and business recruiting organizations. Mr. Turner serves on the University of North Carolina board of visitors and on the Winston-Salem board of directors of NationsBank.

NOMINEES FOR ELECTION TO TERM EXPIRING 1999

     WILLARD H. SMITH JR., 60, has been a director of the Company since April 1996. Mr. Smith recently retired from Merrill Lynch, where he was a managing director. Mr. Smith is a member of the boards of directors of Cohen & Steers Realty Shares, Cohen & Steers Realty Income Fund, Cohen & Steers Special Equity Fund, Inc., Cohen & Steers Total Return Realty Fund, Essex Property Trust, Inc., Realty Income Corporation and Willis Lease Financial Corporation.

NOMINEES FOR ELECTION TO TERM EXPIRING 1998

     JOHN W. EAKIN, 42, has been a director and senior vice president of the Company since the Company's merger with Eakin & Smith, Inc. in 1996. Mr. Eakin previously served as president of Eakin & Smith, Inc. Mr. Eakin is a member of the board of directors of Central Parking Corporation and the advisory board of First American National Bank of Nashville.

INCUMBENT DIRECTORS -- TERM EXPIRING 1998

     L. GLENN ORR, JR., 56, has been a director of the Company since February 1995. Mr. Orr is a director of Southern National Corporation and was its chairman of the board of directors, president and chief executive officer prior to its merger with Branch Banking & Trust. Mr. Orr previously served as president and chief executive officer of Forsyth Bank and Trust Co., president of Community Bank in Greenville, S.C. and president of the North Carolina Bankers Association. He is a trustee of Wake Forest University.

     STEPHEN TIMKO, 68, has been a director of the Company since February 1995. Mr. Timko is treasurer of Beaunit Corporation. He has served as associate vice president of financial affairs for Temple University and chief financial officer and executive vice president of finance and administration for Beaunit Corporation.

INCUMBENT DIRECTORS -- TERM EXPIRING 1999

     THOMAS W. ADLER, 56, has been a director of the Company since its initial public offering in June 1994 (the "IPO"). Mr. Adler is a principal of Cleveland Real Estate Partners, a fee-based real estate service company based in Cleveland, Ohio. Mr. Adler has served five years as a member of the executive committee and board of governors of the National Association of Real Estate Investment Trusts ("NAREIT"), and he was national president in 1990 of the Society of Industrial and Office Realtors. Mr. Adler formerly served on the board of directors of the National Association of Realtors and currently serves on the board of governors of the American Society of Real Estate Counselors.

     WILLIAM E. GRAHAM, JR., 67, has been a director of the Company since the IPO. Mr. Graham is a lawyer in private practice with the firm of Hunton & Williams. Before joining Hunton & Williams on January 1, 1994, Mr. Graham was vice chairman of Carolina Power & Light Company and had previously served as its general counsel. Mr. Graham is a former member of the board of directors of Carolina Power & Light Company and currently serves on the Raleigh board of directors of NationsBank. He also serves on the board of directors of BB&T Mutual Funds Group.

     WILLIAM T. WILSON III, 42, has been executive vice president and a director of the Company since the Company's combination with Forsyth Partners in February 1995. Mr. Wilson joined Forsyth Partners in 1982 and became its president in 1993. Mr. Wilson serves on the board of directors of Amos Cottage Rehabilitation Hospital, an affiliate of the department of pediatrics of Bowman Gray School of Medicine, and the board of visitors of Wake Forest University School of Law.

COMMITTEES OF THE BOARD OF DIRECTORS; MEETINGS

     The Board of Directors has established an audit committee that consists of Messrs. Graham, Smith and Timko. The audit committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls. During 1996, the audit committee held two meetings.

     The Board of Directors has established an executive compensation committee to determine compensation for the Company's executive officers and to implement the Company's Amended and Restated 1994 Stock Option Plan. The compensation committee consists of Messrs. Adler, Graham, Orr and Sloan. During 1996, the compensation committee held four meetings.

     The Board of Directors has established an investment committee consisting of Messrs. Adler, Gibson, Sloan, Turner and Wilson. The investment committee oversees the acquisition and new investment process. The investment committee generally meets weekly to review new investment opportunities with the Company's acquisition personnel and to make formal recommendations to the Board of Directors concerning such opportunities.

     The Board of Directors held five meetings in 1996.

COMPENSATION OF DIRECTORS

     The Company pays directors who are not officers of the Company ("Independent Directors") fees for their services as directors. Independent Directors receive annual compensation of $15,000 plus a fee of $1,250 (plus out-of-pocket expenses) for attendance in person at each meeting of the Board of Directors, $500 for each committee meeting attended and $250 or $400 for each telephone meeting of the Board of Directors or a committee. In addition, members of the investment committee receive an additional annual retainer of $30,000 and $500 per day for property visits. Upon becoming a director of the Company, each Independent Director receives options to purchase 10,000 shares of Common Stock at an exercise price equal to the fair market value on the date of grant. Assuming stockholder approval of a proposed amendment to the Amended and Restated 1994 Stock Option Plan at the Meeting, Independent Directors will also be eligible for discretionary awards of stock options and will be able to elect to receive a portion of their retainer and meeting fees in the form of stock options. See "Proposal Three: Amendment to Amended and Restated 1994 Stock Option Plan." Officers of the Company who are directors are not paid any director fees.

                             EXECUTIVE COMPENSATION

     The following table sets forth certain information concerning the compensation of the chief executive officer and the four other most highly compensated executive officers of the Company (the "Named Executive Officers") for the years ended December 31, 1996 and December 31, 1995 and for the period from June 14, 1994 (the date of the IPO) to December 31, 1994:

                           SUMMARY COMPENSATION TABLE

                                                                                                LONG-TERM
                                                                     ANNUAL COMPENSATION     COMPENSATION(2)       ALL OTHER
NAME AND PRINCIPAL POSITION                                  YEAR     SALARY     BONUS(1)      OPTIONS(#)       COMPENSATION(3)
Ronald P. Gibson                                             1996    $ 205,000   $268,750             --            $ 4,750
  President and Chief Executive Officer                      1995    $ 173,397   $218,750         20,000            $ 2,310
                                                             1994    $  81,250   $105,169         40,000            $ 7,737
John L. Turner                                               1996    $ 161,250   $206,250             --            $ 4,750
  Chief Investment Officer(4)                                1995    $ 125,230   $119,531         45,000            $ 2,250
                                                             1994           --         --             --                 --
William T. Wilson III                                        1996    $ 161,795   $175,000             --            $ 4,750
  Executive Vice President(4)                                1995    $ 111,651   $114,750         50,000            $ 2,250
                                                             1994           --         --             --                 --
Edward J. Fritsch                                            1996    $ 142,500   $150,000             --            $ 4,750
  Senior Vice President and Secretary                        1995    $ 113,750   $105,000         10,000            $ 4,559
                                                             1994    $  43,481   $ 36,575         30,000            $ 3,838
John E. Reece II                                             1996    $ 133,333   $150,000             --            $ 4,742
  Vice President(4)                                          1995    $  99,844   $ 89,250         45,000            $ 2,250
                                                             1994           --         --             --                 --

(1) Includes amounts earned in the indicated period which were paid in the following year. Twenty percent of the bonus is in the form of units of phantom stock. Employees are credited with a specified number of units of phantom stock equal to such number of shares of Common Stock as could be purchased with 25% of the employee's cash bonus. Five years from the date of the phantom stock grant, employees will receive the value of a share of Common Stock for each unit of phantom stock. At the end of such five-year period, phantom stock holders also receive the value of the dividends paid during the period on the corresponding Common Stock assuming dividend reinvestment. Payouts with respect to phantom stock grants may be made in shares of Common Stock or cash or both. If an executive officer leaves the Company's employ for any reason (other than death, disability or normal retirement) prior to the end of the five-year period, all awards under the deferred compensation plan will be forfeited.

(2) Options vest in four equal annual installments commencing on the second anniversary of the date of grant. Amounts shown include options earned in the indicated period but paid in the following year. Option amounts for 1996 performance have not yet been determined.

(3) Represents amounts contributed by the Company under the Salary Deferral and Profit Sharing Plan.

(4) Messrs. Turner, Wilson and Reece became employees of the Company upon the Company's combination with Forsyth Partners in 1995.

     The following table sets forth certain information with respect to options granted in 1996 to the Named Executive Officers:

                             OPTION GRANTS IN 1996

                                                                                                              POTENTIAL REALIZABLE
                                                                                                                VALUE AT ASSUMED
                                                                PERCENT OF                                    ANNUAL RATES OF STOCK
                                               NUMBER OF      TOTAL OPTIONS                                    PRICE APPRECIATION
                                              SECURITIES        GRANTED TO      EXERCISE                               FOR
                                              UNDERLYING        EMPLOYEES         PRICE       EXPIRATION         OPTION TERM (2)
NAME                                          OPTIONS(1)         IN 1996        PER SHARE        DATE            5%          10%
Ronald P. Gibson..........................       20,000             4.1%         $ 27.75      January 2006    $ 349,000   $ 884,600
John L. Turner............................           --              --               --                --           --          --
William T. Wilson III.....................        5,000             1.1%         $ 27.75      January 2006    $  87,250   $ 221,150
Edward J. Fritsch.........................       10,000             2.1%         $ 27.75      January 2006    $ 174,500   $ 442,300
John E. Reece II..........................           --              --               --                --           --          --

(1) Options issued in 1996 were earned in 1995. Amounts are shown in Summary Compensation Table above as 1995 compensation. Options vest in four equal annual installments commencing with the second anniversary of the date of grant.

(2) Realizable values have been reduced by the per share option exercise price that each optionee will be required to pay to the Company in order to exercise the options.

     The following table sets forth certain information with respect to options held by the Named Executive Officers at year-end 1996:

           DISPOSITION OF OPTIONS IN 1996/1996 YEAR-END OPTION VALUES

                                                                                                      VALUE OF
                                                                                                     UNEXERCISED
                                                                                                     IN-THE-MONEY
                                                                 NUMBER OF SECURITIES UNDERLYING     OPTIONS AT
                                   SHARES                            UNEXERCISED OPTIONS AT             1996
                             UNDERLYING OPTIONS      VALUE                1996 YEAR-END              YEAR-END(1)
NAME                             DISPOSED OF        REALIZED    EXERCISABLE         UNEXERCISABLE    EXERCISABLE     UNEXERCISABLE
Ronald P. Gibson..........              --                --       10,000               50,000        $ 127,500         $502,500
John L. Turner............              --                --       11,250               33,750        $ 146,250         $438,750
William T. Wilson III.....              --                --       11,250               38,750        $ 146,250         $468,750
Edward J. Fritsch.........              --                --        7,500               32,500        $  95,625         $346,875
John E. Reece II..........          11,250(2)       $122,400           --               33,750               --         $438,750


(1) Based on a closing price of $33.75 per share of Common Stock on December 31, 1996.

(2) Disposition to Company of options to purchase 11,250 shares of Common Stock following approval of the Board of Directors. The purchase price was equal to the difference in the market value of the Common Stock as of the transaction date and the exercise price of the options. Such options were exercisable commencing February 23, 1997.

EMPLOYMENT CONTRACTS

     Messrs. Gibson and Fritsch entered into three-year employment contracts with the Company in 1994, as did Messrs. Turner, Wilson and Reece in 1995. These contracts provide for a minimum annual base salary at the rate of $150,000 for Mr. Gibson, $150,000 for Mr. Turner, $135,000 for Mr. Wilson, $85,000 for Mr. Fritsch, and $120,000 for Mr. Reece. The minimum annual base salary may be increased by the Board of Directors. As of December 31, 1996, the annual base salary rate was $215,000 for Mr. Gibson, $165,000 for Mr. Turner, $175,000 for Mr. Wilson, $150,000 for Mr. Fritsch and $140,000 for Mr. Reece. Each contract includes provisions restricting the officers from competing with the Company during employment and, except in certain circumstances, for a limited period of time after termination of employment. Each of the employment contracts provides for severance payments in the event of termination by the Company without cause equal to the officer's base salary at the rate then in effect for the later of one year from the date of termination or three years from the contract date.

EXECUTIVE COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The executive compensation committee (the "Committee") consists of Messrs. Adler, Graham, Orr and Sloan. None of the members of the Committee is an employee of the Company. Mr. Sloan is a former officer of the predecessor of the Company.

     On March 18, 1997, the Company purchased 5.68 acres of development land in Raleigh, North Carolina for $1,298,959 from Rex Drive Associates, a partnership in which Mr. Sloan has an 8.5% limited partnership interest. Mr. Sloan is chairman of the Board of Directors. The purchase price was reached through negotiation with the managing partner of Rex Drive Associates, who is not an affiliate of the Company. The Company believes the purchase price was at market rates.

COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The executive compensation committee makes recommendations to the Board of Directors regarding compensation and benefit policies and practices and incentive arrangements for executive officers and key managerial employees of the Company. The Committee also considers and grants awards under the Company's Amended and Restated 1994 Stock Option Plan.

     The Committee is comprised of Independent Directors. During 1996, the Committee met four times to review and evaluate executive compensation and benefit programs.

     EXECUTIVE OFFICER COMPENSATION POLICIES. The Committee's executive compensation policies are designed to (a) attract and retain the best individuals critical to the success of the Company, (b) motivate and reward such individuals based on corporate, business unit and individual performance, and
(c) align executives' and stockholders' interests through equity-based incentives.

     Compensation for executives is based on the following principles: variable compensation should comprise a significant part of an executive's compensation, with the percentage at-risk increasing at increased levels of responsibility; employee stock ownership aligns the interests of employees and stockholders; compensation must be competitive with that offered by companies that compete with the Company for executive talent; and differences in executive compensation within the Company should reflect differing levels of responsibility and performance.

     A key determinant of overall levels of compensation is the pay practices of public equity real estate investment trusts that have revenues comparable to the Company's (the "peer group"). The peer group was chosen by the Company's independent compensation and benefit consultants.

     There are three components to the Company's executive compensation program: base salary, annual incentive compensation and long-term incentive compensation. The more senior the position, the greater the portion of compensation that varies with performance.

     Base salaries are set by the Committee and are designed to be competitive with the peer group companies described above. Changes in base salaries are based on the peer group's practices; the Company's performance; the individual's performance, experience and responsibility; and increases in cost of living indices. The corporate performance measures used in determining adjustments to executive officers' base salaries are the same performance measures used to determine annual and long-term incentive compensation discussed below. Base salaries are reviewed and adjusted annually.

     The Company's executive officers participate in a bonus program whereby the individual executives are eligible for cash bonuses based on a percentage of their annual base salary rate at the time the bonus is granted. The bonus percentage is determined by competitive analysis and the executive's ability to influence overall performance of the Company. The eligible bonus percentage is allocated in part to Company, divisional and individual performance, in part to the achievement of individual goals and in part to discretionary evaluation by the Committee. The Committee considers growth in funds from operations ("FFO") per share, the volume and quality of acquisitions and development, completed financing activity and other measures in assessing the performance of the Company. Seventy-five percent of the eligible bonus percentage is awarded upon achievement of 10% FFO growth. Although growth in per-share FFO in 1996 was 9%, the Committee awarded bonuses assuming 10% growth because such growth would have been achieved but for (i) the delay in closing the acquisition of Crocker Realty Trust, Inc. ("Crocker"), which was determined to be outside of the control of management, and (ii) the severe weather of 1996. After also evaluating other Company performance measures, such as the quality of the Company's 1996 acquisitions and the successful integration of Crocker into the Company, and various individual performance measures, the Committee awarded the full eligible bonus percentage for each executive officer.

     In addition to the cash bonus, and as an incentive to retain executive officers, the Company's deferred compensation plan provides for the issuance of phantom stock. Under the deferred compensation plan, employees are credited with a specified number of units of phantom stock equal to such number of shares of Common Stock as could be purchased with 25% of the employee's cash bonus. Five years from the date of the phantom stock grant, employees will receive the value of a share of Common Stock for each unit of phantom stock. At the end of such five-year period, phantom stock holders also receive the value of the dividends paid during the period on the corresponding Common Stock assuming dividend reinvestment. At the discretion of the Committee, payouts with respect to phantom stock grants may be made in shares of Common Stock or cash or both. If an executive officer leaves the Company's employ for any reason (other than death, disability or normal retirement) prior to the end of the five-year period, all awards under the deferred compensation plan will be forfeited.

     Long-term incentive compensation is also paid in the form of stock options granted under the Amended and Restated 1994 Stock Option Plan. The Committee believes that grants of stock options align stockholder value and executive officer interests. The size of previous grants and the number of shares held by an executive are not considered in determining annual award levels. The Committee has not yet issued options with respect to 1996 performance pending evaluation of information from the Company's independent compensation and benefits consultants.

     Stock options are granted with an exercise price equal to the fair market value per share on the date of grant. The options vest in four equal installments on the second, third, fourth and fifth anniversaries of the date of grant. No stock option awards are made in the absence of satisfactory performance, which is evaluated by the Committee based on the executive's individual contribution to the long-term health and growth of the Company.

     CHIEF EXECUTIVE OFFICER COMPENSATION. Mr. Gibson was paid $205,000 in base salary, $215,000 in annual incentive compensation and 1,162 units of phantom stock valued at $53,750 in long-term incentive compensation. As discussed above, the number of stock options issuable with respect to 1996 performance has not yet been determined. Mr. Gibson's compensation was determined in the same manner as described above for other executive officers.

                         EXECUTIVE COMPENSATION COMMITTEE

Thomas W. Adler  William E. Graham, Jr.  L. Glenn Orr, Jr.  O. Temple Sloan, Jr.

     THE FOREGOING REPORT SHOULD NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the beneficial ownership of shares of Common Stock as of December 31, 1996 for each person or group known to the Company to be holding more than 5% of the Common Stock and, as of March 18, 1997, for each director and Named Executive Officer and the directors and executive officers of the Company as a group. The number of shares shown represents the number of shares of Common Stock the person beneficially owns plus the number of shares that may be issued upon redemption of limited partnership interests ("Units") in Highwoods/Forsyth Limited Partnership (the "Operating Partnership"), whether or not such Units are currently redeemable. (Following the expiration of a contractually imposed lockup period, the Operating Partnership is obligated to redeem each Unit at the request of the holder thereof for the cash value of one share of Common Stock or, at the Company's option, one share of Common Stock.) Unless otherwise indicated in the footnotes, the indicated person or entity has sole voting and investment power with respect to the shares of Common Stock. The number of shares and Units shown are those "beneficially owned," as determined by the rules of the Securities and Exchange Commission, and such information is not necessarily indicative of beneficial ownership for purposes of compliance with the ownership limit contained in the Company's charter or for any other purpose.

                                                                                                    NUMBER OF
                                                                                                     SHARES
                                                                                                  BENEFICIALLY        PERCENT OF
                                   NAME OF BENEFICIAL OWNER                                           OWNED         ALL SHARES(1)
O. Temple Sloan, Jr. (2)......................................................................        387,414             1.1%
Ronald P. Gibson (3)(4).......................................................................        150,324               *
Gene H. Anderson (5)..........................................................................        549,877             1.5%
John W. Eakin (6).............................................................................        397,823             1.1%
John L. Turner (7)(8).........................................................................        450,791             1.2%
William T. Wilson III (7)(9)..................................................................        312,254               *
Edward J. Fritsch (3)(10).....................................................................         41,179               *
John E. Reece II (11).........................................................................         72,251               *
Thomas W. Adler (12)..........................................................................         12,020               *
William E. Graham, Jr. (13)...................................................................         10,500               *
L. Glenn Orr, Jr. (13)........................................................................          6,500               *
Willard H. Smith Jr. (14).....................................................................          6,000               *
Stephen Timko (15)............................................................................        200,038               *
ABKB/LaSalle Advisors Limited Partnership and LaSalle Advisors Limited Partnership (16).......      2,884,104             9.1%
Cohen & Steers Capital Management, Inc. (17)..................................................      5,057,200            14.2%
Templeton Global Advisors Limited (18)........................................................      2,652,500             7.6%
All executive officers and directors as a group (15) persons..................................      2,631,959             6.9%

*  Less than 1%

 (1) Assumes that all Units held by the person or group are redeemed for shares of Common Stock even if not currently redeemable. The total number of shares outstanding used in calculating this percentage assumes that none of the Units held by other persons are exchanged for shares of Common Stock.

 (2) Number of shares beneficially owned includes 7,500 shares currently issuable upon exercise of options and 274,990 shares issuable upon redemption of Units.

 (3) Messrs. Gibson and Fritsch each own 49.5 shares (representing in the aggregate a 1% economic interest) of the Class A (voting) stock of Highwoods Services, Inc., a subsidiary of the Operating Partnership.

 (4) Number of shares beneficially owned includes 10,000 shares currently issuable upon exercise of options and 71,872 shares issuable upon redemption of Units.

 (5) Number of shares beneficially owned assumes issuance of 549,877 shares issuable upon redemption of Units.

 (6) Number of shares beneficially owned includes 60,000 shares currently issuable upon exercise of warrants, 5,406 shares issuable in April 1997 pursuant to an earn-out agreement and 136,649 shares issuable upon redemption of Units.

 (7) Messrs. Turner and Wilson each own 1,500 shares (representing in the aggregate a 1% economic interest) of the Class A (voting) stock of Forsyth Properties Services, Inc., a subsidiary of the Operating Partnership.

 (8) Number of shares beneficially owned includes 11,250 shares currently issuable upon exercise of options, 35,000 shares issuable upon exercise of warrants and 399,541 shares issuable upon redemption of Units.

 (9) Number of shares beneficially owned includes 11,250 shares currently issuable upon exercise of options, 35,000 shares issuable upon exercise of warrants and 258,204 shares issuable upon redemption of Units.

(10) Number of shares beneficially owned includes 7,500 shares currently issuable upon exercise of options.

(11) Number of shares beneficially owned includes 30,000 shares issuable upon exercise of warrants and 41,251 shares issuable upon redemption of Units.

(12) Number of shares beneficially owned includes 7,500 shares currently issuable upon exercise of options.

(13) Number of shares beneficially owned includes 5,500 shares currently issuable upon exercise of options.

(14) Number of shares beneficially owned includes 2,500 shares currently issuable upon exercise of options.

(15) Number of shares beneficially owned includes 5,500 shares currently issuable upon exercise of options and 194,717 shares issuable upon redemption of Units (including 2,506 Units issuable pursuant to an earn-out agreement).

(16) Address is 11 South LaSalle Street, Chicago, Illinois 60603. LaSalle Advisors Limited Partnership has sole voting power and investment power with respect to 1,290,026 shares, shared voting power with respect to 204,900 shares and shared investment power with respect to 588,800 shares. ABKB/LaSalle Securities Limited Partnership has sole voting and investment power with respect to 219,600 shares, shared voting power with respect to 630,373 shares and shared investment power with respect to 785,678 shares. Information obtained from Schedule 13G filed with the Securities and Exchange Commission (the "SEC").

(17) Address is 757 Third Avenue, New York, New York 10017. Owner has sole investment power with respect to all shares and sole voting power with respect to 4,483,500 shares. Information obtained from Schedule 13G filed with the SEC.

(18) Lyford Cay, P.O. Box N-7759, Nassau, Bahamas. Information obtained from
     Schedule 13G filed with the SEC.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On March 18, 1997, the Company purchased 5.68 acres of development land in Raleigh, North Carolina for $1,298,959 from Rex Drive Associates, a partnership in which Mr. Gibson and Mr. Sloan each has an 8.5% limited partnership interest. Mr. Gibson is president and chief executive officer and a director of the Company, and Mr. Sloan is chairman of the Board of Directors. The purchase price was reached through negotiation with the managing partner of Rex Drive Associates, who is not an affiliate of the Company. The Company believes the purchase price was at market rates.

                                 PROPOSAL TWO:
                     THE 1997 EMPLOYEE STOCK PURCHASE PLAN

     The Board of Directors has adopted a resolution recommending approval by the stockholders of the 1997 Employee Stock Purchase Plan (the "ESPP"). The text of the ESPP is set forth as Exhibit A to this Proxy Statement, and this description thereof is qualified by reference thereto. The ESPP is designed to give all eligible employees an increased personal interest in the success and progress of the Company by encouraging their ownership of Common Stock of the Company. The maximum number of shares of Common Stock subject to the ESPP would be 500,000 shares, with proportionate adjustments of such amount in the case of stock dividends, stock splits or other stock changes.

     The ESPP provides for the granting of options to all eligible employees of the Company and its subsidiaries, both officers and non-officers, entitling them to purchase shares of Common Stock at a discounted price. All employees of the Company or its subsidiaries would be eligible to participate in the ESPP, except part-time and temporary employees. Under the ESPP, only those directors and nominees for director who are full-time employees of the Company or a subsidiary would be eligible to receive options.

     For each three-month period (an "Offering Period") commencing January 1, April 1, July 1 or October 1 (the "Offering Date") during the term of the ESPP, each eligible employee would receive an option to purchase up to the largest whole number of shares obtained by dividing (i) between 1% and 15% (as specified by the employee) of such employee's regular base salary for the Offering Period by (ii) the Option Price (as defined below). At the end of an Offering Period, on either March 31, June 30, September 30 or December 31 (the "Exercise Date"), the amount deducted from each eligible employee's compensation during the Offering Period would be used to purchase shares of Common Stock for the benefit of that employee. The price at which the shares would be purchased (the "Option Price") would be 90% of the fair market value of a share of Common Stock on the Offering Date or the Exercise Date, whichever is lower. Generally, fair market value would be the average of the high and low sales prices of the Common Stock on that date.

     Prior to the Exercise Date, the amounts deducted from an employee's salary could be used by the Company for general corporate purposes but would be recorded as being in separate accounts ("Purchase Accounts") for each employee. Participating employees could avoid purchasing Common Stock on an Exercise Date and the funds designated for their Purchase Accounts would be paid to them if they so elect by written notice to the Company at least 21 days before the Exercise Date. Other than terminating their participation, employees could not change the level of their participation with respect to an Offering Period during such Offering Period. The aggregate fair market value of all shares of the Company and its subsidiaries which an employee would have an option to purchase under the ESPP could not exceed the lesser of 15% of such employee's regular base salary or $7,500 in any Offering Period.

     The ESPP provides that if an employee's employment terminates for any reason other than death, such employee's options would terminate immediately and all funds deducted from the employee's compensation during the current Offering Period would be paid to the employee. Options would not be transferable except by will or by the laws of descent and distribution, and would be exercisable, during the employee's lifetime, only by such employee.

     The ESPP provides that options would become immediately exercisable in full upon the occurrence of certain events involving a change in control of the Company or upon the approval of the dissolution or liquidation of the Company. Upon the occurrence of the dissolution or liquidation of the Company, or upon the consummation of a merger or consolidation in which the Company's stockholders do not receive at least 50% of the voting stock of the resulting corporation, all options not exercised would terminate, but the participating employees would have the option of purchasing the shares or being paid the amount designated in their Purchase Accounts prior to such occurrence.

     The Board of Directors has set the date for the initial grant of options under the ESPP as July 1, 1997. The ESPP would terminate on July 1, 2007 and would be administered by the executive compensation committee. The Committee would be able to prescribe rules and regulations for such administration and to decide questions with respect to the interpretation or application of the ESPP. In addition, the Board of Directors would have the authority to alter, amend, suspend or discontinue the ESPP at any time without notice, except that no such action may adversely affect the rights of any participating employee. The Board of Directors could not increase the number of shares of Common Stock issuable under the ESPP, change the formula determining the price at which options could be exercised or increase the maximum number of shares an eligible employee could purchase under the ESPP.

     Assuming stockholder approval, options will be granted on the condition that a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock to be issued under the ESPP has become effective and a copy of the prospectus has been delivered to each participant.

     Options under the ESPP would be nonqualified stock options. For federal income tax purposes, the exercise of the options would be a taxable event to the participants resulting in ordinary income in an amount equal to the difference between the exercise price and the fair market value of the shares received on the date of the exercise. The Company would receive a corresponding income tax deduction to the extent of the income so recognized. A disposition of the shares acquired upon the exercise would be taxed as capital gain for federal income tax purposes to the extent of any post-exercise appreciation.

     The ESPP would not be qualified under the provisions of Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code") and would not be subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

     The number of shares of Common Stock that would be purchased under the ESPP if it is approved cannot be estimated by the Company, nor can the Company determine the number of shares that would have been purchased by the employees if the ESPP had been in effect for fiscal year 1996.

     The Board of Directors recommends the stockholders vote FOR approval of the 1997 Employee Stock Purchase Plan.

                                PROPOSAL THREE:
            AMENDMENT TO AMENDED AND RESTATED 1994 STOCK OPTION PLAN

     The Board of Directors has adopted a resolution recommending that the stockholders approve an amendment to the Company's Amended and Restated 1994 Stock Option Plan (the "Plan") that would (i) increase the number of shares authorized to be issued under the Plan from 1,400,000 to 2,500,000; (ii) authorize discretionary awards of stock options, phantom stock awards, stock appreciation rights and Restricted Stock to Independent Directors and (iii) allow Independent Directors to elect to receive stock options in lieu of cash for retainer and meeting fees. The text of the Plan, assuming adoption of the amendment proposed herein, is set forth as Exhibit B to this Proxy Statement, and this description thereof is qualified by reference thereto.

     CURRENT PLAN. The Plan is administered by the executive compensation committee. Officers, employees and independent contractors of the Company and its subsidiaries generally are eligible to participate in the Plan. Independent Directors of the Company automatically receive 10,000 stock options upon joining the Board of Directors and are otherwise ineligible to participate in the Plan.

     The Plan authorizes the issuance of up to 1,400,000 shares of Common Stock, of which not more than 200,000 may be restricted stock granted as provided in clause (v) below, pursuant to the grant of (i) stock options that qualify as incentive stock options ("ISOs") under Section 422 of the Code, (ii) stock options that do not so qualify as ISOs, (iii) phantom stock awards, (iv) stock appreciation rights and (v) restricted Common Stock ("Restricted Stock"), contingent upon the attainment of performance goals or subject to other restrictions.

     In connection with the grant of options under the Plan, the Committee determines the option term, any vesting requirements, and within certain limits, the exercise price. The initial options granted under the Plan have 10-year terms and vest in four equal annual installments, subject to acceleration of vesting upon a change in control of the Company. Options granted to Independent Directors upon joining the Board of Directors begin to vest on the first anniversary of the date of grant; the vesting period of options granted to employees of the Company begins on the second anniversary of the grant. Generally, options terminate three months after termination of employment with the Company and six months after an Independent Director ceases to serve on the Board of Directors. The Committee may, however, provide that an option may be exercised over a longer period following termination of employment, but in no event beyond the expiration date of the option. Any shares of Common Stock subject to options that are forfeited or otherwise terminated other than by exercise will again be available for granting under the Plan. To date, the exercise price of options granted under the Plan has been equal to the fair market value of the Common Stock on the date of grant. Payment for shares of Common Stock granted under the Plan may be made either in cash or by exchanging Common Stock having a fair market value equal to the option exercise price.

     Phantom stock awards, stock appreciation rights ("SARs") and Restricted Stock may be granted pursuant to the terms and conditions established by the Committee. Payments with respect to such grants may be in the form of cash or shares of Common Stock. Recipients of the phantom stock awards granted to date under the Plan are not entitled to receive payment with respect to such awards until five years from the date of grant. The Committee has not granted SARs or Restricted Stock under the Plan.

     The Plan may be amended or terminated by the Board of Directors, but no amendment that is required to be approved by the stockholders of the Company (i) as a condition of exemption of purchases from Section 16(b) of the Securities and Exchange Act of 1934 or (ii) to ensure the options granted qualify as ISOs under the Code shall be effective until it is so approved.

     PROPOSED AMENDMENT. The proposed amendment to the Plan would increase the number of shares of Common Stock authorized to be issued under the Plan from 1,400,000 to 2,500,000. The Board of Directors believes this increase is appropriate in light of the increase in the number of employees of the Company from approximately 85 at the time of the approval of the 1,400,000-share limit to 325 today.

     The proposed amendment would also permit Independent Directors to participate in the Plan, at the discretion of the Committee, to the same extent as employee directors. Independent Directors would continue to receive 10,000 options automatically upon joining the Board of Directors. With the proposed amendment, the Committee would have the discretion to award stock options, phantom stock, SARs and Restricted Stock to Independent Directors. The exercise price of a stock option awarded at the discretion of the Committee to Independent Directors would have an exercise price of not less than the fair market value of a share on the date the option is granted. The term and vesting provisions of such options would be determined by the Committee.

     On January 30, 1996 and February 4, 1997, the Board of Directors authorized and issued discretionary options to Independent Directors, subject to stockholder approval of the proposed Plan amendment and ratification of the awards as required by the rules of the New York Stock Exchange. Such options are to vest in four equal annual installments commencing on the first anniversary of the date of grant. The following table sets forth information about the discretionary options issued to the Independent Directors, subject to the approval of the stockholders:

                                              YEAR       NUMBER OF SECURITIES       EXERCISE             VALUE OF UNEXERCISED
                                               OF         UNDERLYING OPTIONS        PRICE PER          IN-THE-MONEY OPTIONS(1)
INDEPENDENT DIRECTOR                          GRANT             GRANTED               SHARE        EXERCISABLE       UNEXERCISABLE
Thomas W. Adler                               1996               10,000              $ 29.88          $11,550            $34,650
                                              1997               10,000              $ 35.50               --            $     0
William E. Graham, Jr.                        1996                2,000              $ 29.88          $ 2,310            $ 6,930
                                              1997                2,000              $ 35.50               --            $     0
Robert L. Kirby (2)                           1996                2,000              $ 29.88          $ 2,310            $ 6,930
L. Glenn Orr, Jr.                             1996                2,000              $ 29.88          $ 2,310            $ 6,930
                                              1997                2,000              $ 35.50               --            $     0
O. Temple Sloan, III                          1996               10,000              $ 29.88          $11,550            $34,650
                                              1997               10,000              $ 35.50               --            $     0
Willard H. Smith Jr.                          1996                2,000              $ 29.88          $ 2,310            $ 6,930
                                              1997                2,000              $ 35.50               --            $     0
Stephen Timko                                 1996                2,000              $ 29.88          $ 2,310            $ 6,930
                                              1997                2,000              $ 35.50               --            $     0

(1) Based on a closing price of $34.50 per share of Common Stock on March 18, 1997.

(2) Robert L. Kirby retired from the Board of Directors effective October 1,
1996.

     The discretionary awards described above were authorized by the Board of Directors in order to retain the best individuals critical to the success of the Company and to reflect the differing levels of responsibility of the Independent Directors depending on their committee assignments. As members of the investment committee, Messrs. Adler and Sloan each devote a substantial amount of time attending weekly committee meetings and visiting various properties in connection with the Company's evaluation of potential acquisitions.

     The provision of the proposed amendment to the Plan authorizing issuance of discretionary options to Independent Directors includes a commencement date of January 1, 1996; therefore, a vote FOR the proposed amendment to the Plan is a vote for the ratification of the prior issuance of discretionary stock options to Independent Directors as set forth above.

     The proposed amendment to the Plan would also enable each Independent Director to receive stock options in lieu of cash for retainer and meeting fees. Under the Plan, each Independent Director could elect to receive 0%, 50%, or 100% of such director's annual retainer fee and meeting fees for each calendar year in stock options. Such elections would be required to be in writing and would be irrevocable for each calendar year. All such options would vest six months from the date of grant assuming the optionee is then a director and would expire 10 years from such date. See "Proposal One: Elections of Directors -- Compensation of Directors" for a description of the retainer and meeting fees paid to Independent Directors.

     The number of options to be issued in lieu of cash for retainer and meeting fees would be equal to the sum of the Independent Directors' elected portion of such fees divided by 25% of the "Average Market Value" of the Common Stock on the date of grant. The Average Market Value would be determined by using the average of the closing prices of the Common Stock as reported by the New York Stock Exchange for 30 consecutive full trading days prior to the date of grant. The exercise price at which shares of the Common Stock could be purchased under each Independent Directors' option would be equal to 75% of the market value of the Common Stock as of the date of grant.

     For the Independent Directors that elect to receive options in lieu of cash for retainer and meeting fees, neither the election to receive options nor the grant of the options would create any immediate tax consequences to the Company or the participating Independent Directors. The options would be non-qualified stock options and would not be deemed to be taxable income to the participating Independent Director on the date of grant. Each participating Independent Director would realize ordinary income at the time of the exercise of the option in an amount measured by the excess of the market value of the option shares at the date of exercise over the option price. To the extent that the Independent Directors recognize ordinary income as described above, the Company would be entitled to a corresponding deduction.

     On or before December 31, 1996, certain Independent Directors submitted to the Company a written election to receive options in lieu of cash for retainer and meeting fees for the calendar year 1997. On January 31, 1997, the Board of Directors issued options to Independent Directors in lieu of receiving cash for retainer and meeting fees, subject to stockholder approval of the proposed Plan amendment and ratification of the awards as required by the rules of the New York Stock Exchange. The exercise price of the options issued on January 31, 1997 in lieu of cash fees is $26.25 per share. The following table sets forth additional information about the options issued to the Independent Directors in lieu of cash for retainer and meeting fees, subject to the approval of the stockholders:

                                                                                                                VALUE OF
                                                                                                               UNEXERCISED
                                                                               NUMBER OF SECURITIES           IN-THE-MONEY
                                                        PERCENT DEFERRED        UNDERLYING OPTIONS              OPTIONS(2)
INDEPENDENT DIRECTOR                             RETAINER FEE   MEETING FEES        GRANTED(1)          EXERCISABLE   UNEXERCISABLE
O. Temple Sloan, III...........................      100%             100%               2,904                 $0          $23,958
William E. Graham, Jr..........................      100%             100%               1,244                 $0          $10,267
Stephen Timko..................................      100%             100%               1,185                 $0          $ 9,776


(1) Average Market Value on the date of grant was $33.75. Assuming an Average Market Value of $33.75 and 100% attendance at all Board of Directors and committee meetings by the Independent Directors who have elected to receive their fees in options in lieu of cash, the Company estimates that approximately 11,703 options would be issuable to such Independent Directors for retainer and meeting fees in 1997.

(2) Based on a closing price of $34.50 per share of Common Stock on March 18, 1997.

     The provision of the proposed amendment to the Plan authorizing issuance of options in lieu of payment of retainer and meeting fees includes a commencement date of calendar year 1997; therefore, a vote FOR the proposed amendment to the Plan is a vote for the ratification of the prior issuance of stock options to Independent Directors in lieu of fees as set forth above.

     The Board of Directors recommends a vote FOR the proposal to amend the Plan.

                                 PROPOSAL FOUR:
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors, upon the recommendation of the audit committee, has appointed the accounting firm of Ernst & Young LLP to serve as independent auditors of the Company for the fiscal year ending December 31, 1997, subject to ratification of this appointment by the stockholders of the Company. Ernst & Young LLP has served as independent auditors of the Company since its commencement of operations and is considered by management of the Company to be well qualified. The Company has been advised by that firm that neither it nor any member thereof has any financial interest, direct or indirect, in the Company or any of its subsidiaries in any capacity.

     Representatives of Ernst & Young LLP will be present at the Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     The Board of Directors recommends a vote FOR the proposal to ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the 1997 fiscal year.

                         STOCK PRICE PERFORMANCE GRAPH

     The following stock price performance graph compares the Company's performance to the S&P 500 and the index of equity real estate investment trusts prepared by NAREIT. The stock price performance graph assumes an investment of $100 in the Company on June 7, 1994 (the effective date of the IPO) and the two indices on May 31, 1994 and further assumes the reinvestment of all dividends. Equity real estate investment trusts are defined as those which derive more than 75% of their income from equity investments in real estate assets. The NAREIT equity index includes all tax qualified real estate investment trusts listed on the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market System. Stock price performance is not necessarily indicative of future results.

                   June 10, 1994          1994             1995          1996
Highwoods Prop.    100                    105              148            189
NAREIT Equity      100                    97               111            151
S&P 500            100                    102              140            172


     THE STOCK PRICE PERFORMANCE GRAPH SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

                                 OTHER MATTERS

     The Company's management knows of no other matters that may be presented for consideration at the Meeting. However, if any other matters properly come before the Meeting, it is the intention of the person named in the proxy to vote such proxy in accordance with his judgment on such matters.

                 STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

     Proposals of stockholders to be presented at the 1998 annual meeting of stockholders must be received by the secretary of the Company prior to December 3, 1997 to be considered for inclusion in the 1998 proxy material.

                             VOTING PROCEDURES AND
                          COSTS OF PROXY SOLICITATION

     The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the Meeting constitutes a quorum. Shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee that are represented at the Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Directors will be elected by a favorable vote of a plurality of the voting shares of Common Stock present and entitled to vote, in person or by proxy, at the Meeting. Accordingly, abstentions or broker non-votes as to the election of directors will not affect the election of the candidates receiving the most votes. All other proposals to come before the Meeting require the approval of a majority of the shares of Common Stock present and entitled to vote. Abstentions as to a particular proposal will have the same effect as votes against such proposal. Broker non-votes, however, will be treated as unvoted for purposes of determining approval of such proposals and will not be counted as votes for or against such proposal.

     The costs of preparing, assembling and mailing the proxy material will be borne by the Company. The Company will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which shares are beneficially owned by others, to send the proxy material to, and to obtain proxies from, such beneficial owners and will reimburse such holder for their reasonable expenses in doing so.

     The Company has retained Corporate Communications, Inc. and First Union National Bank (collectively, the "Consultants") to assist in the process of identifying and contacting stockholders for the purpose of soliciting proxies. The entire expense of engaging the services of the Consultants to assist in proxy solicitation is projected to be $5,000 in fees paid to them, exclusive of certain other fees paid to First Union National Bank in connection with the operation of the annual meeting.

     Your vote is important. Please complete the enclosed proxy card and mail it in the enclosed postage-paid envelope as soon as possible.

                                         By Order of the Board of Directors

                                         O. TEMPLE SLOAN, JR.
                                         CHAIRMAN OF THE BOARD OF DIRECTORS

April 1, 1997

                                                                       EXHIBIT A

                           HIGHWOODS PROPERTIES, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

     Highwoods Properties, Inc. (the "Company") hereby establishes an Employee Stock Purchase Plan (the "Plan") granting Eligible Employees of the Company and its Subsidiaries the opportunity to purchase Common Stock of the Company.

     NOW, THEREFORE, the Company hereby establishes the Plan, the terms of which are as follows:

SECTION 1. PURPOSE.

     The purpose of this Plan is to give Eligible Employees of the Company and its Subsidiaries, an opportunity to acquire shares of the Company's Common Stock in order to increase their proprietary interest in the Company's success, to encourage them to remain in the employ of the Company, and to continue to promote the Company's best interests and enhance its long-term performance.

SECTION 2. DEFINITIONS.

     Wherever used herein, the following words and phrases shall have the meanings stated below unless a different meaning is plainly required by the context:

     (a) "ADMINISTRATOR" means First Union National Bank of North Carolina, or such other third-party administrator appointed by the Committee to maintain the records of the Plan and conduct such other duties as may be further described herein.

     (b) "AVAILABLE SHARES" means the aggregate number of shares of Common Stock which may be purchased by Eligible Employees under the Plan, as described in
Section 5.

     (c) "BOARD" means the Board of Directors of the Company.

     (d) "CODE" means the Internal Revenue Code of 1986, as amended.

     (e) "COMMITTEE" means a committee appointed by the Board and composed of not less than three members of the Board to which the Board may delegate its powers with respect to administration of the Plan pursuant to Section 6 hereof.

     (f) "COMMON STOCK" means shares of the common stock of the Company, $.01 par value. Common stock hereunder includes both treasury stock and stock of original issue.

     (g) "COMPANY" means Highwoods Properties, Inc., a Maryland corporation.

     (h) "COMPENSATION" means an Eligible Employee's regular base pay at the rate in effect on the applicable Offering Date, but excludes any bonus, overtime payment, sales commission or pre-tax contribution to any medical or retirement plans qualified under Section 125 or 401(k) of the Code.

     (i) "ELIGIBLE EMPLOYEE" means any individual who on any Offering Date is employed by the Company or a Subsidiary on a regular full-time basis. A person shall be considered employed on a regular full-time basis if he or she is customarily employed by the Company or the Subsidiary, at least 20 hours per week and is customarily employed for more than five 5 months per calendar year. "Eligible Employee" shall not include any person who would own, immediately after the Option was granted, stock possessing five percent or more of the total combined voting power or value of any classes of stock of the Company, or any Subsidiary. For purposes of this subsection 2(i), stock ownership of an individual shall be determined under Section 424(d) of the Code, and stock that the individual may purchase under outstanding options shall be treated as stock owned by the individual.

     (j) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     (k) "EXERCISE DATE" means September 30, 1997, and any subsequent December 31, March 31, June 30 and September 30 thereafter during the term of the Plan.

     (l) "FAIR MARKET VALUE" of Common Stock as of any date means the average of the closing or last prices of the Common Stock on the New York Stock Exchange or other comparable reporting system for the five consecutive trading days immediately preceding such applicable date. Notwithstanding any provision of the Plan to the contrary, no determination made with respect to the Fair Market Value of Common Stock subject to an Option shall be inconsistent with Section 423 of the Code or regulations thereunder.

     (m) "OFFERING DATE" means July 1, 1997, and any subsequent October 1, January 1, April 1 and July 1 thereafter during the term of the Plan.

     (n) "OFFERING PERIOD" means the period commencing on an Offering Date hereunder and ending on the next following Exercise Date. The Board may change the duration and/or frequency of Offering Periods without stockholder approval if such change is announced at least 10 days prior to the scheduled beginning of the Offering Period to be affected.

     (o) "OPTION" means an option granted hereunder which will entitle an Eligible Employee to purchase shares of Common Stock.

     (p) "OPTION PRICE" means the lesser of 90% of the Fair Market Value per share of Common Stock as of the applicable Offering Date or 90% of the Fair Market Value per share of Common Stock on the applicable Exercise Date.

     (q) "PLAN" means the Highwoods Properties, Inc. Employee Stock Purchase Plan as set forth herein and as subsequently amended.

     (r) "PURCHASE ACCOUNT" means the book entry account maintained by the Company or Administrator to record the funds withheld from each Eligible Employee's payroll for the purchase of Common Stock and to record the shares of Common Stock credited to each Eligible Employee under the Plan.

     (s) "SUBSIDIARY" or "SUBSIDIARIES" means the corporation or corporations meeting the requirements of Section 424(f) of the Code.

SECTION 3. BASIS OF PARTICIPATION AND GRANTING OF OPTIONS.

     (a) Each Eligible Employee on any Offering Date, commencing with the Offering Date which occurs on or after July 1, 1997 and, subject to earlier termination of the Plan pursuant to subsection 14(c) hereof, ending with the last Offering Date on which shares of Common Stock are available for grant within the limitation set forth in Section 5, is granted an Option hereunder which will entitle him or her to purchase, at the Option Price per share applicable to such Offering Date, the largest number of whole shares of Common Stock that may be obtained by having deducted from such Eligible Employee's Compensation for each payroll period in the applicable Offering Period an amount not less than one percent of the Eligible Employee's Compensation nor more than the lesser of 15% of the Eligible Employee's Compensation and $7,500.

     (b) If the number of shares of Common Stock for which Options are granted pursuant to subsection 3(a) exceeds the applicable number set forth in Section 5, then the Options granted under the applicable paragraph to all Eligible Employees shall, in a nondiscriminatory manner which shall be consistent with subsection 13(c), be reduced in proportion to their respective Compensation, and the balance of payroll deductions credited to the Purchase Account of each Eligible Employee shall be returned without interest to each Eligible Employee as soon as practicable.

     (c) Payment for Common Stock purchased under the Option shall be made only by payroll deductions over a designated Offering Period.

     (d) Each Option under the Plan shall be granted on the condition that (i) a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock subject to such Option has become effective and a copy of the Prospectus has been delivered to the Eligible Employee and (ii) the shares of Common Stock issuable hereunder have been approved for listing by the New York Stock Exchange.

SECTION 4. PURCHASE ACCOUNT.

     Each Eligible Employee shall notify the Company, on such forms as shall be provided by the Company, at least 10 days before the applicable Offering Date, of the percentage of Compensation which the Eligible Employee wishes to have withheld ratably from the Eligible Employee's Compensation during the Offering Period.

     Each Eligible Employee shall authorize the Company and its Subsidiaries to withhold from the Eligible Employee's after-tax compensation, beginning as soon as practicable following the making of the election described in this Section 4 and continuing throughout the duration of the Offering Period unless terminated sooner under Section 7. All withheld amounts may be used by the Company for general corporate purposes. The Company or Administrator shall maintain a record of each Eligible Employee's funds in the Eligible Employee's Purchase Account. Such funds so accumulated within said Purchase

Account may be returned to an Eligible Employee or beneficiary without interest or applied toward the purchase of Common Stock only pursuant to the provisions contained in this Plan.

SECTION 5. MAXIMUM LIMITATIONS.

     The aggregate number of shares of Common Stock available for grant as Options pursuant to this Plan shall not exceed 500,000, subject to adjustment pursuant to Section 10 hereof. Shares of Common Stock granted pursuant to the Plan may be either authorized but unissued shares or shares now or hereafter held in the treasury of the Company. In the event that any Option granted pursuant to subsection 3(a) expires or is terminated, surrendered or canceled without being exercised, in whole or in part, for any reason, the number of shares of Common Stock theretofore subject to such Option shall again be available for grant as an Option pursuant to subsection 3(a) and shall not reduce the aggregate number of shares of Common Stock available for grant as such Options as set forth in the first sentence of this Section.

SECTION 6. ADMINISTRATION.

     The Plan shall be administered by the Board, which, to the extent it shall determine, may delegate its powers with respect to the administration of the Plan (except its powers under subsection 14(c)) to the Committee. If the Board chooses to appoint a Committee, references hereinafter to the Board (except in subsection 14(c)) shall be deemed to refer to the Committee. Subject to the express provisions of the Plan, the Board may interpret the Plan, prescribe, amend and rescind rules and regulations relating to it, correct any defect or omission or reconcile any inconsistency in the Plan, determine the terms and provisions of the Options granted hereunder, determine and change the Offering Periods, Offering Dates and Exercise Dates (except as otherwise limited herein) and make all other determinations necessary or advisable for the administration of the Plan. The determinations of the Board on all matters regarding the Plan shall be conclusive. A member of the Board shall only be liable for any action taken or determination made in bad faith.

SECTION 7. TERMS OF OPTIONS.

     (a) Each Option shall, unless sooner expired pursuant to subsection 7(b),
(c) or (d), be exercised on the Exercise Date for the applicable Offering Period. Each Option not exercised during an Offering Period shall expire on the Exercise Date for the applicable Offering Period.

     (b) An Eligible Employee may at any time at least 21 days before an Exercise Date (or such other date as may be selected by the Committee) terminate the Option in its entirety by written notice of such termination delivered in the manner set forth in subsection 14(i). Such termination shall become effective upon receipt of such notice by the Company or Administrator. As soon as practical following such notice, all funds then in the Eligible Employee's Purchase Account shall be returned to the Eligible Employee without interest and the Eligible Employee's Purchase Account closed, and all rights and privileges of the Eligible Employee granted pursuant to this Plan and the Option granted hereunder shall be terminated. Such Eligible Employee may again elect to participate in the Plan on the next Offering Date pursuant to Sections 3 and 4.

     (c) An Option shall expire on the first to occur of the Exercise Date for the applicable Offering Period and the date that the employment of the Eligible Employee with the Company and its Subsidiaries terminates (as determined by the Board) for any reason other than death or disability. In the event that the Option expires because of termination of employment, all funds then on deposit in the Eligible Employee's Purchase Account shall be returned without interest to the Eligible Employee and the Eligible Employee's Purchase Account closed.

     (d) An Option shall expire on the Exercise Date for the applicable Offering Period if the Eligible Employee becomes disabled (as determined by the Board) or dies during an Offering Period. The Eligible Employee's Purchase Account at the date of such Eligible Employee's disability or death shall become the basis of the exercise of the Option under Section 8.

SECTION 8. MANNER OF EXERCISE OF OPTIONS AND PAYMENT FOR COMMON STOCK.

     (a) Except as provided in subsection 7(b), (c) or (d), each Eligible Employee's Option shall be exercised automatically on the Exercise Date of each Offering Period, and the maximum number of full shares of Common Stock will be purchased by the Administrator for each Eligible Employee with the entire proceeds of each Eligible Employee's Purchase Account. Any cash remaining to the credit of an Eligible Employee on an Exercise Date which is insufficient to purchase a full share of Common Stock shall be carried over in the Purchase Account of the Eligible Employee and applied to the Option Price for the next following Offering Period. The Common Stock purchased under this Section 8 may be either treasury stock or stock of original issue, in the discretion and at the direction of the Company.

     (b) Upon the written request of an Eligible Employee (or beneficiary, as described in subsection 9(b)) following any Offering Period, the Administrator shall deliver (or cause to be delivered) a certificate for the shares purchased under subsection 8(a) to such Eligible Employee (or beneficiary). Any remaining shares in such Eligible Employee's Purchase Account will continue to be credited to such Eligible Employee's Purchase Account.

     (c) An Eligible Employee may not make additional cash payments into such Eligible Employee's Purchase Account.

SECTION 9. TRANSFERABILITY AND DESIGNATION OF BENEFICIARY.

     (a) No Option may be transferred, assigned, pledged, or hypothecated (whether by operation of law or otherwise), except as provided by will or the applicable laws of descent or distribution, and no Option shall be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of an Option, or levy of attachment or similar process upon the Option not specifically permitted herein shall be null and void and without effect. An Option may be exercised only by the Eligible Employee during his or her lifetime, or pursuant to subsection 7(c), by his or her beneficiary (as described in subsection 9(b)), estate or the person who acquires the right to exercise such Option upon his or her death by bequest or inheritance.

     (b) Each Eligible Employee may file a written designation of beneficiary who is to receive any stock or cash in the event that such Eligible Employee dies after the end of an Offering Period but before the issuance of the shares or during an Offering Period but before the respective Exercise Date.

SECTION 10. ADJUSTMENT PROVISIONS.

     The aggregate number of shares of Common Stock with respect to which Options may be granted, the aggregate number of shares of Common Stock subject to each outstanding Option, and the Option Price per share of each Option may all be appropriately adjusted as the Board may determine for any increase or decrease in the number of shares of issued Common Stock resulting from a subdivision or consolidation of shares, whether through reorganization, recapitalization, stock split-up, stock distribution or combination of shares, or the payment of a share dividend or other increase or decrease in the number of such shares outstanding effected without receipt of consideration by the Company. Adjustments under this Section 10 shall be made according to the sole discretion of the Board, and its decision shall be binding and conclusive.

SECTION 11. DISSOLUTION, MERGER AND CONSOLIDATION.

     In the event of (i) the adoption of a plan of merger, consolidation, share exchange or similar transaction of the Company with any other corporation as a result of which the holders of the Common Stock of the Company in the aggregate would receive less than 50% of the voting capital stock of the surviving or resulting corporation; (ii) the approval by the Board of an agreement providing for the sale or transfer (other than as security for obligations of the Company) by the Company of a majority of the stock of a significant subsidiary of the Company or substantially all of the assets of the Company or of a significant subsidiary of the Company; (iii) the acquisition of more than 20% of the Company's voting capital stock by any person within the meaning of Section 13(d)(3) of the Exchange Act, other than a person, or group including a person, who beneficially owned, as of the most recent Offering Date, more than 5% of the Company's securities, in the absence of a prior expression of approval of the Board; (iv) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by the vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; or (v) any other change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of
Schedule 14A of Regulation 14A under the Exchange Act, then any Option granted hereunder during the then-current Option Period shall remain exercisable until the Exercise Date of the then-current Option Period, subject to all of the terms hereof not inconsistent with this Section 11.

     Anything contained herein to the contrary notwithstanding, upon the dissolution or liquidation of the Company or the consummation of a merger or consolidation in which the stockholders of the Company receive less than 50% of the voting capital stock of the surviving or resulting corporation, each Option granted under the Plan shall terminate, but the Eligible Employee shall have the right, following the adoption of a plan of dissolution or liquidation or a plan of merger or consolidation and in any event prior to such dissolution, liquidation, merger or consolidation, to exercise his Option to purchase Common Stock on the Exercise Date of the then-current Option Period, subject to all of the other terms hereof not inconsistent with this Section 11.

     The grant of an Option pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or to dissolve, liquidate or sell, or transfer all or any part of the business or assets.

SECTION 12. CONDITIONS SUBSEQUENT TO EFFECTIVE DATE.

     The Plan is subject to the approval of the Plan by the holders of a majority of the outstanding shares of Common Stock of the Company within twelve
(12) months before or after the date of adoption of the Plan by the Board. The Plan shall be null and void and of no effect if the foregoing condition is not fulfilled.

SECTION 13. LIMITATION ON OPTIONS.

     Notwithstanding any other provisions of the Plan:

     (a) All Eligible Employees shall have the same rights and privileges under the Plan, except that the amount of Common Stock which may be purchased under Options granted pursuant to Section 3, shall bear a uniform relationship to the compensation of Eligible Employees. All rules and determinations of the Board in the administration of the Plan shall be uniformly and consistently applied to all persons in similar circumstances.

     (b) The term of said Plan shall be for a period of 10 years commencing on July 1, 1997 and ending on December 31, 2007 unless terminated earlier by the exhaustion of the Available Shares pursuant to Section 3 or 5 or as provided in subsection 14(c).

     (c) As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent that, at the time of any such exercise, the shares are being purchased only for an investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such representation is required by any applicable provisions of law.

SECTION 14. MISCELLANEOUS.

     (a) LEGAL AND OTHER REQUIREMENTS. The obligations of the Company to sell and deliver Common Stock under the Plan shall be subject to all applicable foreign or domestic laws, regulations, rules and approvals, including, but not by way of limitation, the effectiveness of a registration statement under the Securities Act and the requirements of any stock exchange upon which the shares of Common Stock may be listed if deemed necessary or appropriate by the Company. Certificates for shares of Common Stock issued hereunder may be legended as the Board shall deem appropriate.

     (b) NO OBLIGATION TO EXERCISE OPTIONS. The granting of an Option shall impose no obligation upon an Eligible Employee to exercise such Option unless such Eligible Employee affirmatively elects to purchase Common Stock through payroll withholding as described in Section 4.

     (c) TERMINATION AND AMENDMENT OF PLAN. The Board, without further action on the part of the stockholders of the Company, may from time to time alter, amend or suspend the Plan or any Option granted hereunder or may at any time terminate the Plan, except that it may not (except to the extent provided in Section 10):
(i) change the total number of shares of Common Stock available for grant under the Plan; (ii) extend the duration of the Plan; (iii) increase the maximum term of Options; (iv) change the Option Price; or (v) change the class of Eligible Employees. No action taken by the Board under this subsection 14(c) may materially and adversely affect any outstanding Option without the consent of the holder thereof.

     (d) APPLICATION OF FUNDS. The proceeds received by the Company from the sale of Common Stock pursuant to Options will be used for general corporate purposes.

     (e) WITHHOLDING TAXES. Upon the exercise of any Option under the Plan, the Company shall have the right to require the Eligible Employee to remit to the Company an amount sufficient to satisfy all federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for shares of Common Stock.

     (f) RIGHT TO TERMINATE EMPLOYMENT. Nothing in the Plan or any agreement entered into pursuant to the Plan shall confer upon any Eligible Employee the right to continue in the employment of the Company or any Subsidiary or affect any right which the Company or any Subsidiary may have to terminate the employment of such Eligible Employee.

     (g) RIGHTS AS A STOCKHOLDER. No Eligible Employee shall have any right as a stockholder unless and until certificates for shares of Common Stock are issued to him or her.

     (h) LEAVES OF ABSENCE AND DISABILITY. The Board shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by or disability of any Eligible Employee. Without limiting the generality of the foregoing, the Board shall be entitled to determine (i) whether or not any such leave of absence shall constitute a termination of employment within the meaning of the Plan, and (ii) the impact, if any, of any such leave of absence on Options under the Plan theretofore granted to any Eligible Employee who takes such leave of absence.

     (i) NOTICES. Every direction, revocation or notice authorized or required by the Plan shall be deemed delivered on the date it is delivered (i) to the Administrator at First Union National Bank of North Carolina, 230 South Tryon Street, Charlotte, North Carolina 27288-1179, or (ii) three business days after it is sent by registered or certified mail, postage prepaid, addressed to the Company, Attention: Director of Human Resources, at its principal office at 3100 Smoketree Court, Suite 600, Raleigh, N.C. 27604; and shall be deemed delivered to an Eligible Employee (i) on the date it is personally delivered to him or her or (ii) three (3) business days after it is sent by registered or certified mail, postage prepaid, addressed to him or her at the last address shown for him or her on the records of the Company or of any Subsidiary.

     (j) APPLICABLE LAW. All questions pertaining to the validity, construction and administration of the Plan and Options granted hereunder shall be determined in conformity with the laws of the state of Maryland.

     (k) ELIMINATION OF FRACTIONAL SHARES. If under any provision of the Plan which requires a computation of the number of shares of Common Stock subject to an Option, the number so computed is not a whole number of shares of Common Stock, such number of shares of Common Stock shall be rounded down to the next whole number.

                                                                       EXHIBIT B

                           HIGHWOODS PROPERTIES, INC.
                  AMENDED AND RESTATED 1994 STOCK OPTION PLAN

SECTION 1. GENERAL PURPOSE OF THE PLAN: DEFINITIONS

     The name of the plan is the Highwoods Properties, Inc. Amended and Restated 1994 Stock Option Plan (the "Plan"). The purpose of the Plan is to encourage and enable the officers, employees and directors of Highwoods Properties, Inc. (the "Company") and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company's welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company.

     The following terms shall be defined as set forth below:

     "ACT" means the Securities Exchange Act of 1934, as amended.

     "AWARD" or "AWARDS", except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Phantom Stock and Restricted Stock Awards.

     "BOARD" means the Board of Directors of the Company.

     "CAUSE" means and shall be limited to a vote of the Board resolving that the participant should be dismissed as a result of (i) any material breach by the participant of any agreement to which the participant and the Company are parties, (ii) any act (other than retirement) or omission to act by the participant which may have a material and adverse effect on the business of the Company or any Subsidiary or on the participant's ability to perform services for the Company or any Subsidiary, including, without limitation, the commission of any crime (other than ordinary traffic violations), or (iii) any material misconduct or neglect of duties by the participant in connection with the business or affairs of the Company or any Subsidiary.

     "CHANGE OF CONTROL" is defined in Section 13.

     "CODE" means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

     "COMMITTEE" means the Board or any Committee of the Board referred to in
Section 2.

     "DISABILITY" means disability as set forth in Section 22(e)(3) of the Code.

     "EFFECTIVE DATE" means the date on which the Plan is approved by the stockholders as set forth in Section 15.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the related rules, regulations and interpretations.

     "FAIR MARKET VALUE" on any given date means the last reported sale price at which the Shares are traded on such date or, if no Shares are traded on such date, the most recent date on which the Shares were traded, as reflected on the New York Stock Exchange or, if applicable, any other national stock exchange on which the Shares are traded.

     "INCENTIVE STOCK OPTION" means any Stock Option designated and qualified as an "incentive stock option" as defined in Section 422 of the Code.

     "INDEPENDENT DIRECTOR" means a member of the Board who is not also an employee of the Company or any Subsidiary. A director emeritus shall not be considered as an active Board member for purposes of this definition.

     "MEETING FEES" means the fees paid by the Company to each Independent Director as compensation for attending meetings of the Board or any committee of the Board.

     "NON-EMPLOYEE DIRECTOR" means a director who qualifies as such under Rule 16b-3(b)(3) promulgated under the Act or any successor definition under the Act.

     "NON-QUALIFIED STOCK OPTION" means any Stock Option that is not an Incentive Stock Option.

     "OPTION" or "STOCK OPTION" means any option to purchase Shares granted pursuant to Section 5.

     "PHANTOM STOCK" means Awards granted pursuant to Section 8.

     "RESTRICTED STOCK AWARD" means Awards granted pursuant to Section 7.

     "RESTRICTED SHARES" means Shares subject to restrictions as provided in
Section 7 and the subject of a Restricted Stock Award.

     "RETAINER FEE" means any annual fees paid by the Company to each Independent Director, including fees paid for service on a committee of the Board.

     "SHARE" means one or more, respectively, of the Company's shares of common stock, par value $.01 per share, subject to adjustments pursuant to Section 3.

     "STOCK APPRECIATION RIGHTS" ("SARS") means Awards granted pursuant to
Section 6.

     "SUBSIDIARY" means Highwoods Services, Inc. and any corporation or other entity (other than the Company) in any unbroken chain of corporations or other entities, beginning with the Company, if each of the corporations or entities (other than the last corporation or entity in the unbroken chain) owns stock or other interests possessing 50% or more of the economic interest or the total combined voting power of all classes of stock or other interests in one of the other corporations or entities in the chain.

SECTION 2. ADMINISTRATION OF PLAN: COMMITTEE AUTHORITY TO SELECT PARTICIPANTS AND DETERMINE AWARDS

     (a) COMMITTEE. Except as set forth in Section 2(c), the Plan shall be administered by the executive compensation committee of the Board, or any other committee of not less than two Non-Employee Directors performing similar functions, as appointed by the Board from time to time. Only Non-Employee Directors may vote with respect to transactions involving an award or other acquisition from the Company.

     (b) POWERS OF COMMITTEE. The Committee shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

          (i) to select participants to whom Awards may be granted from time to time;

          (ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Phantom Stock, and Restricted Stock Awards, or any combination of the foregoing, granted to any one or more participants;

          (iii) to determine the number of Shares to be covered by any Award;

          (iv) to determine and modify the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and participants, and to approve the form of written instruments evidencing the Awards;

          (v) to accelerate the exercisability or vesting of all or any portion of any Award;

          (vi) subject to the provisions of Section 5(a)(iii), to extend the period in which Stock Options may be exercised;

          (vii) to determine whether, to what extent, and under what circumstances Shares and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the participant and whether and to what extent the Company shall pay or credit amounts constituting interest (at rates determined by the Committee) or dividends or deemed dividends on such deferrals; and

          (viii) to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Awards (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

     All decisions and interpretations of the Committee shall be binding on all persons, including the Company and Plan participants.

SECTION 3. SHARES AVAILABLE UNDER THE PLAN; MERGERS; SUBSTITUTIONS

     (a) SHARES ISSUABLE. The maximum number of Shares reserved and available for issuance under the Plan shall be 2,500,000 Shares of which not more than 200,000 Shares may be Restricted Stock granted as provided in Section 7 hereof. For purposes of this limitation, the Shares underlying any Awards which are forfeited, canceled, reacquired by the Company, satisfied without the issuance of Shares or otherwise terminated (other than by exercise) shall be added back to the Shares available for issuance under the Plan so long as the participants to whom such Awards had been previously granted received no benefits of ownership of the underlying Shares to which the Award related. Subject to such overall limitation, Shares may be issued up to such maximum number pursuant to any type or types of Award, including Incentive Stock Options. Shares issued under the Plan may be authorized but unissued Shares or Shares reacquired by the Company.

     (b) STOCK DIVIDENDS, MERGERS, ETC. In the event of a stock dividend, stock split or similar change in capitalization affecting the Shares, the Committee shall make appropriate adjustments in (i) the number and kind of stock or securities on which Awards may thereafter be granted, (ii) the number and kind of stock or securities remaining subject to outstanding Awards, and (iii) the option or purchase price in respect of such stock or securities. In the event of any merger, consolidation, dissolution or liquidation of the Company, the Committee in its sole discretion may, as to any outstanding Awards, make such substitution or adjustment in the aggregate number of Shares reserved for issuance under the Plan and the number and purchase price (if any) of Shares subject to such Awards as it may determine and as may be permitted by the terms of such transaction, or amend or terminate such Awards upon such terms and conditions as it shall provide (which, in the case of the termination of the vested portion of any Award, shall require payment or other consideration which the Committee deems equitable in the circumstances).

     (c) SUBSTITUTE AWARDS. The Committee may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another corporation who concurrently become employees of the Company or a Subsidiary as the result of a merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

SECTION 4. ELIGIBILITY

     Participants in the Plan will be such directors, full or part-time officers and other employees of the Company and its Subsidiaries who are responsible for or contribute to the management, growth, or profitability of the Company and its Subsidiaries and who are selected from time to time by the Committee, in its sole discretion.

SECTION 5. STOCK OPTIONS

     Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

     Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. To the extent that any Option does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option.

     No Incentive Stock Option shall be granted under the Plan after June 16, 2004.

     (a) STOCK OPTIONS GRANTED TO EMPLOYEES. The Committee in its discretion may grant Stock Options to employees of the Company or any Subsidiary. Stock Options granted to employees pursuant to this Section 5(a) shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

          (i) EXERCISE PRICE. The exercise price per share for the Shares covered by a Stock Option granted pursuant to this Section 5(a) shall be determined by the Committee at the time of grant but shall not be less than 100% of Fair Market Value on the date of grant. Notwithstanding the foregoing, with respect to Non-Qualified Stock Options which are granted in lieu of cash bonus, the exercise price per share shall not be less than 50% of the Fair Market Value on the date of grant. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation and an Incentive Stock Option is granted to such employee, the option price of such Incentive Stock Option shall not be less than 110% of Fair Market Value on the grant date.

          (ii) OPTION TERM. The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than ten years after the date the Option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation and an Incentive Stock Option is granted to such employee, the term of such option shall be no more than five years from the date of grant.

          (iii) EXERCISABILITY; RIGHTS OF A STOCKHOLDER. Stock Options shall become vested and exercisable at such time or times, whether or not in installments, as shall be determined by the Committee at or after the grant date. The Committee may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to Shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

          (iv) METHOD OF EXERCISE. Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of Shares to be purchased. Payment of the purchase price may be made by one or more of the following methods or by such other method as the Committee may allow:

             (A) In cash, by certified or bank check or other instrument acceptable to the Committee;

             (B) In the form of Shares that are not then subject to restrictions under any Company plan and that have been held by the optionee for at least six months, if permitted by the Committee in its discretion. Such surrendered Shares shall be valued at Fair Market Value on the exercise date; or

             (C) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure. Payment instruments will be received subject to collection.

The delivery of certificates representing the Shares to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such Shares and the fulfillment of any other requirements contained in the Stock Option or applicable provisions or laws.

          (v) NON-TRANSFERABILITY OF OPTIONS. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee.

          (vi) TERMINATION BY REASON OF DEATH. If any optionee's employment by the Company and its Subsidiaries terminates by reason of death, the Stock Option may thereafter be exercised, to the extent exercisable at the date of death, by the legal representative or legatee of the optionee, for a period of six months (or such longer periods as the Committee shall specify at any time) from the date of death, or until the expiration of the stated term of the Option, if earlier.

          (vii) TERMINATION BY REASON OF DISABILITY.

             (A) Any Stock Option held by an optionee whose employment by the Company and its Subsidiaries has terminated by reason of Disability may thereafter be exercised, to the extent it was exercisable at the time of such termination, for a period of six months (or such longer period as the Committee shall specify at any time) from the date of such termination of employment, or until the expiration of the stated term of the Option, if earlier.

             (B) The Committee shall have sole authority and discretion to determine whether a participant's employment has been terminated by reason of Disability.

             (C) Except as otherwise provided by the Committee at the time of grant the death of an optionee during a period provided in this Section 5(a)(vii) for the exercise of a Non-Qualified Stock Option, shall extend such period of six months from the date of death, subject to termination on the expiration of the stated term of the Option, if earlier.

          (viii) TERMINATION FOR CAUSE. If any optionee's employment by the Company and its Subsidiaries has been terminated for Cause, any Stock Option held by such optionee shall immediately terminate and be of no further force and effect; provided, however, that the Committee may, in its sole discretion, provide that such Stock Option can be exercised for a period of up to 30 days from the date of termination of employment or until the expiration of the stated term of the Option, if earlier.

          (ix) OTHER TERMINATION. Unless otherwise determined by the Committee, if an optionee's employment by the Company and its Subsidiaries terminate for any reason other than death, Disability, or for Cause, any Stock Option held by such optionee may thereafter be exercised, to the extent it was exercisable on the date of termination of employment for three months (or such longer period as the Committee shall specify at any time) from the date of termination of employment or until the expiration of the stated term of the Option, if earlier.

          (x) ANNUAL LIMIT ON INCENTIVE STOCK OPTIONS. To the extent required for "incentive stock option" treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its Subsidiaries become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000.

          (xi) FORM OF SETTLEMENT. Shares issued upon exercise of a Stock Option shall be free of all restrictions under the Plan, except as otherwise provided in this Plan.

     (b) RELOAD OPTIONS. At the discretion of the Committee, Options granted under Section 5(a) may include a so-called "reload" feature pursuant to which an optionee exercising an option by the delivery of a number of Shares in accordance with Section 5(a)(iv)(B) hereof would automatically be granted additional Options (with an exercise price equal to the Fair Market Value of the Stock on the date the additional Option is granted and with the same expiration date as the original Option being exercised, and with such other terms as the Committee may provide) to purchase that number of Shares equal to the number delivered to exercise the original Option.

     (c) STOCK OPTIONS GRANTED TO INDEPENDENT DIRECTORS.

          (i) AUTOMATIC GRANT OF OPTIONS. Each Independent Director shall automatically be granted a Non-Qualified Stock Option to purchase 10,000 Shares upon assuming his or her position on the Board. The exercise price per Share for the Shares covered by a Stock Option granted pursuant to this
     Section 5(c)(i) shall be equal to, (x) as to each Independent Director serving on the Board on the date of the initial public offering, the initial public offering price and, (y) as to each Independent Director elected to serve on the Board subsequent to the initial public offering, the Fair Market Value of a single Share on the date the Stock Option is granted.

          (ii) DISCRETIONARY GRANT OF OPTIONS. Commencing January 1, 1996, the Committee in its discretion may grant Non-Qualified Stock Options in addition to those automatically awarded pursuant to Section 5(c)(i). The exercise price per Share for the Shares covered by a Stock Option granted pursuant to this Section 5(c)(ii) shall not be less than the Fair Market Value of a single Share on the date the Stock Option is granted.

          (iii) GRANT OF OPTIONS IN LIEU OF CASH FOR RETAINER FEE AND MEETING FEES.

             (A) Each Independent Director may elect to defer 0%, 50% or 100% of his Retainer Fee and/or Meeting Fees for each calendar year (commencing calendar year 1997) for the application of that amount towards the grant of Stock Options as set forth in Section 5(c)(iii)(B). On or before December 31 of the year preceding the calendar year for which the fees apply, each Independent Director shall make an irrevocable election in writing on a Notice of Election attached hereto as "Exhibit A", or such other form as may be approved by the Committee, to receive Stock Options in lieu of all or a designated percentage of his Retainer Fee and/or Meeting Fees.

             (B) The number of Stock Options issuable in accordance with this
        Section 5(c)(iii) with respect to the elected portion of an Independent Director's Retainer Fee and the elected portion of an Independent Director's Meeting Fees will be equal to the amount of the deferred fees divided by 25% of the Fair Market Value of a Share on the date of the grant.

             (C) Fractional Options shall not be granted under this Section 5(c)(iii) and any remaining amount of elected Retainer Fees and Meeting Fees will be paid to each Independent Director in cash, on the date or dates Option grants are made in accordance with this Section 5(c)(iii).

             (D) The price at which a Share may be purchased under an Option granted pursuant to this Section 5(c) (iii) shall be equal to 75% of the Fair Market Value of a Share on the date of the grant.

          (iv) EXERCISE; TERMINATION; NON-TRANSFERABILITY.

             (A) Except as provided in Section 13, no Option granted under
        Section 5(c)(i) may be exercised before the first anniversary of the date upon which it was granted. The Shares subject to such Options granted under Section 5(c)(i) shall become exercisable in 25% increments on each anniversary of the date of grant beginning with the first such anniversary such that 100% of the Shares subject to an Option shall be exercisable on or after the fourth anniversary of the date of grant; provided, however, that the Independent Director who has received a grant under

        Section 5(c)(i) must be a member of the Board on any such anniversary date. The term and exercisability of each Option granted under Section 5(c)(ii) shall be fixed by the Committee. Options granted pursuant to
        Section 5(c)(iii) become exercisable six months from the date of grant; provided, however, that the Independent Director who has received a grant under Section 5(c)(iii) must be a member of the Board on such date. No Option issued under Section 5(c) shall be exercisable after the expiration of 10 years from the date such Option is granted.

             (B) The rights of an Independent Director in an Option granted under Section 5(c)(i) and 5(c)(ii) shall terminate six months after such director ceases to be a director of the Company or the specified expiration date, if earlier; provided, however, that if the Independent Director ceases to be a director for Cause, the rights shall terminate immediately on the date on which he ceases to be a director. The rights of an Independent Director in an Option granted under Section 5(c)(iii) shall terminate three years after such director ceases to be a director of the Company or the specified expiration date, if earlier; provided, however, that if and when an Independent Director becomes inactive or becomes a director emeritus, Options previously granted pursuant to
        Section 5(c)(iii) shall remain exercisable the same as if the inactive director or director emeritus was at all times an active Independent Director.

             (C) No Stock Option granted under this Section 5(c) shall be transferable by the optionee otherwise than by Will or by the laws of descent and distribution, and such Options shall be exercisable, during the optionee's lifetime only by the optionee. Any Option granted to an Independent Director pursuant to Section 5(c)(i) and 5(c)(ii) and outstanding on the date of his death may be exercised by the legal representative or legatee of the optionee for a period of six months from the date of death or until the expiration of the stated term of the Option, if earlier. Any Option granted to an Independent Director pursuant to Section 5(c)(iii) and outstanding on the date of his death may be exercised by the legal representative or legatee of the optionee for a period of three years from the date of death or until the expiration of the stated term of the Option, if earlier.

             (D) Options granted under this Section 5(c) may be exercised only by written notice to the Company specifying the number of Shares to be purchased. Payment of the full purchase price of the Shares to be purchased may be made by one or more of the methods specified in Section 5(a)(iv). An optionee shall have the rights of a stockholder only as to Shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

          (v) LIMITED TO INDEPENDENT DIRECTORS. The provisions of this Section 5(c) shall apply only to Options granted or to be granted to Independent Directors, and shall not be deemed to modify, limit or otherwise apply to any other provision of this Plan or to any Option issued under this Plan to a participant who is not an Independent Director of the Company. To the extent inconsistent with the provisions of any other Section of this Plan, the provisions of this Section 5(c) shall govern the rights and obligations of the Company and Independent Directors respecting Options granted or to be granted to Independent Directors. The provisions of this Section 5(c) which affect the price, date of exercisability, option period or amount of Shares under an Option shall not be amended more than once in any six-month period, other than to comport with changes in the Code or ERISA.

SECTION 6. STOCK APPRECIATION RIGHTS

     The Committee may from time to time grant SARs unrelated to Options or related to Options or portions of Options granted to participants under the Plan. Each SAR shall be evidenced by a written instrument and shall be subject to such terms and conditions as the Committee may determine. Subject to such terms and conditions established by the Committee the participant may exercise an SAR or portion thereof, and thereupon shall be entitled to receive payment of an amount equal to the aggregate appreciation in value of the Shares as to which the SAR is awarded, as measured by the difference between the purchase price of such Shares and their Fair Market Value at the date of exercise. Such payments may be made in cash, in Shares valued at Fair Market Value as of the date of exercise, or in any combination thereof, as the Committee in its discretion shall determine.

SECTION 7. RESTRICTED STOCK AWARDS

     (a) NATURE OF RESTRICTED STOCK AWARD. The Committee may grant Restricted Stock Awards to any participant under the Plan. A Restricted Stock Award is an Award entitling the recipient to acquire, at no cost or for a purchase price determined by the Committee, Shares subject to such restrictions and conditions as the Committee may determine at the time of grant. Conditions may be based on continuing employment and/or achievement of pre-established performance goals and objectives.

     (b) ACCEPTANCE OF AWARD. A participant who is granted a Restricted Stock Award shall have no rights with respect to such Award unless the participant shall have accepted the Award within 60 days (or such shorter date as the Committee may specify) following the award date by making payment to the Company, if required, by certified or bank check or other instrument or form of payment acceptable to the Committee in an amount equal to the specified purchase price, if any, of the Shares covered by the Award and by executing and delivering to the Company a written instrument that sets forth the terms and conditions of the Restricted Shares in such form as the Committee shall determine.

     (c) RIGHTS AS A STOCKHOLDER. Upon complying with Section 7(b) above, a participant shall have all the rights of a stockholder with respect to the Restricted Shares including voting and dividend rights, subject to non-transferability restrictions and Company repurchase or forfeiture rights described in this Section 7 and subject to such conditions contained in the written instrument evidencing the Restricted Stock Award. Unless the Committee shall otherwise determine, certificates evidencing the Restricted Shares shall remain in the possession of the Company until such Shares are vested as provided in Section 7(e) below.

     (d) RESTRICTIONS. Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein. In the event of termination of employment by the Company and its Subsidiaries, or in the case of Independent Directors, an Independent Director ceases to be a director, for any reason (including death, retirement, Disability, or for Cause), the Company shall have the right, at the discretion of the Committee, to repurchase at their original purchase price as established at Section 7(a) above Restricted Shares with respect to which conditions have not lapsed, or to require forfeiture of such Shares to the Company if acquired at no cost, from the participant or the participant's legal representative. The Company must exercise such right of repurchase or forfeiture not later than the 90th day following such termination of employment (unless otherwise specified in the written instrument evidencing the Restricted Stock Award).

     (e) VESTING OF RESTRICTED SHARES. The Committee at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Shares and the Company's right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the Shares on which all restrictions have lapsed shall no longer be Restricted Shares and shall be deemed "vested."

     (f) WAIVER, DEFERRAL AND REINVESTMENT OF DIVIDENDS. The written instrument evidencing the Restricted Stock Award may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Shares.

SECTION 8. PHANTOM STOCK

     The Committee may from time to time grant Phantom Stock Awards to any participant under the Plan. Each Phantom Stock Award shall be evidenced by a written instrument and shall be subject to such terms and conditions as the Committee may determine. Subject to such terms and conditions as may be established by the Committee, the participant may exercise a Phantom Stock Award or portion thereof, and thereupon shall be entitled to receive payment of an amount equal to the Fair Market Value at the date of exercise of the Shares as to which the Phantom Stock is awarded. Such payments may be made in cash, in Shares valued at Fair Market Value as of the date of exercise, or in any combination thereof, as the Committee in its discretion shall determine.

SECTION 9. TAX WITHHOLDING

     (a) PAYMENT BY PARTICIPANT. Each participant shall, no later than the date as of which the value of an Award of any Shares or other amounts received thereunder first becomes includable in the gross income of the participant for federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of any federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

     (b) PAYMENT IN SHARES. A participant may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from the Shares to be issued pursuant to any Award a number of Shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company Shares owned by the participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due. With respect to any participant who is subject to Section 17 of the Act, the following additional restrictions shall apply:

          (A) the election to satisfy tax withholding obligations relating to an Award in the manner permitted by this Section 9(b) shall be made either (1) during the period beginning on the third business day following the date of release of quarterly or annual summary statements of revenues of the Company and ending on the twelfth business day following such date, or (2) at least six months prior to the date as of which the receipt of such Award first becomes a taxable event for federal income tax purposes;

          (B) such election shall be irrevocable;

          (C) such election shall be subject to the consent or disapproval of the Committee, and

          (D) the Shares withheld to satisfy tax withholding must pertain to an Award which has been outstanding for at least six months.

SECTION 10. TRANSFER, LEAVE OF ABSENCE, ETC.

     For purposes of the Plan, the following events shall not be deemed a termination of employment:

     (a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

     (b) an approved leave of absence for military service or sickness, or for any other purposes approved by the Company, if the employee's right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.

SECTION 11. AMENDMENTS AND TERMINATION

     The Board may, at any time, amend or discontinue the Plan and the Committee may, at any time, amend or cancel any outstanding Award (or provide substitute Awards at the same or reduced exercise or purchase price or with no exercise or purchase price, but such price, if any, must satisfy the requirements which would apply to the substitute or amended Award as if it were then initially granted under this Plan) for the purpose of satisfying changes in law without the holder's consent. To the extent required by the Code to ensure that Options granted hereunder qualify as Incentive Stock Options and to the extent required by the Act to ensure that Awards and Options granted under the Plan are exempt under Rule 16b-3 promulgated under the Act, Plan amendments shall be subject to approval by the Company's stockholders.

SECTION 12. STATUS OF PLAN

     With respect to the portion of any Award which has not been exercised and any payments in cash, Shares or other consideration not received by a participant, a participant shall have no rights greater than those of a general creditor of the Company unless the Committee shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the Company's obligations to deliver Shares or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the provisions of the foregoing sentence.

SECTION 13. CHANGE OF CONTROL PROVISIONS

     Upon the occurrence of a Change of Control as defined in this Section 13:

     (a) Each outstanding Stock Option shall automatically become fully exercisable notwithstanding any provision to the contrary herein.

     (b) Restrictions and conditions on Restricted Stock Awards shall automatically be deemed waived, and the recipients of such Awards shall become entitled to receipt of the Shares subject to such Awards unless the Committee shall otherwise expressly provide at the time of grant.

     (c) "CHANGE OF CONTROL" shall mean the occurrence of any one of the following events:

          (i) any "PERSON," as such term is used in Section 13(d) and 14(d) of the Act (other than the Company, any of its Subsidiaries, any trustee, fiduciary or other person or entity holding securities under any employee benefit plan of the Company or any of its Subsidiaries), together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Act) of such person, shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 40% or more of either (A) the combined voting power of the Company's then outstanding securities having the right to vote in an election of the Company's

     Board of Directors ("Voting Securities") or (B) the then outstanding Shares of the Company (in either such case other than as a result of acquisition of securities directly from the Company); or

          (ii) persons who, as of May 1, 1994, constitute the Company's Board of Directors (the "Incumbent Directors") cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Company subsequent to May 1, 1994 whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors shall, for purposes of this Plan, be considered an Incumbent Director; or

          (iii) the stockholders of the Company shall approve (A) any consolidation or merger of the Company or any Subsidiary where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13D-3 under the Act), directly or indirectly, shares representing in the aggregate 50% of the voting shares of the corporation issuing cash securities in the consolidation or merger (or of its ultimate parent corporation, if any),
     (B) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by an party as a single plan) of all or substantially all of the assets of the Company or (C) any plan or proposal for the liquidation or dissolution of the Company.

     Notwithstanding the foregoing, a "Change of Control" shall not be deemed to have occurred for purposes of the foregoing clause (i) solely as the result of an acquisition of securities by the Company which, by reducing the number of Shares or other Voting Securities outstanding, increases (x) the proportionate number of Shares beneficially owned by any person to 40% or more of the Shares then outstanding or (y) the proportionate voting power represented by the Voting Securities beneficially owned by any person to 40% or more of the combined voting power of all then outstanding Voting Securities; PROVIDED, HOWEVER, that if any person referred to in clause (x) or (y) of this sentence shall thereafter become the beneficial owner of any additional Shares or other Voting Securities (other than pursuant to a stock split, stock dividend, or similar transaction), then a "Change of Control" shall be deemed to have occurred for purposes of the foregoing clause (i).

SECTION 14. GENERAL PROVISIONS

     (a) NO DISTRIBUTION: COMPLIANCE WITH LEGAL REQUIREMENTS. The Committee may require each person acquiring Shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to distribution thereof.

     No Shares shall be issued pursuant to an Award until all applicable securities laws and other legal and stock exchange requirements have been satisfied. The Committee may require the placing of such stop-orders and restrictive legends on certificates for Shares and Awards as it deems appropriate.

     (b) DELIVERY OF STOCK CERTIFICATES. Delivery of stock certificates to participants under this Plan shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have delivered such certificates in the United States mail, addressed to the participant, at the participant's last known address on file with the Company.

     (c) OTHER COMPENSATION ARRANGEMENTS: NO EMPLOYMENT RIGHTS. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

SECTION 15. EFFECTIVE DATE OF PLAN

     This Plan shall become effective upon approval by the holders of a majority of the Shares of the Company present or represented and entitled to vote at a meeting of stockholders.

SECTION 16. GOVERNING LAW

     This Plan shall be governed by North Carolina law except to the extent such law is preempted by federal law.

         ************************APPENDIX***************************

                                   P R O X Y

                           HIGHWOODS PROPERTIES, INC.

         PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
          ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 29, 1997

    The undersigned hereby (a) acknowledges receipt of the Notice of Annual Meeting of Stockholders of Highwoods Properties, Inc. (the "Company") to be held on April 29, 1997, and the Proxy Statement in connection therewith; (b) appoints Ronald P. Gibson as Proxy (the "Proxy") with the power to appoint a substitute; and (c) authorizes the Proxy to represent and vote, as designated below, all the shares of Common Stock of the Company, held of record by the undersigned on March 18, 1997, at such Annual Meeting and at any adjournment(s) thereof.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THESE PROPOSALS:

1. ELECTION OF DIRECTORS

  [ ] FOR all nominees (except as indicated to the     [ ] WITHHOLD AUTHORITY to vote for all nominees
    contrary below)

  NOMINEES: Ronald P. Gibson, O. Temple Sloan, Jr., John L. Turner, John W. Eakin, Willard H. Smith Jr. and Gene H. Anderson

  (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE WRITE
                    THAT NOMINEE'S NAME IN THE SPACE BELOW.)

_______________________________________________________________________________

2. APPROVAL OF THE 1997 EMPLOYEE STOCK PURCHASE PLAN

   [ ] FOR                   [ ] AGAINST                  [ ] ABSTAIN

3. APPROVAL OF THE AMENDMENT OF THE AMENDED AND RESTATED 1994 STOCK OPTION PLAN

   [ ] FOR                   [ ] AGAINST                  [ ] ABSTAIN

4. RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT PUBLIC ACCOUNTANTS for the fiscal year ending December 31, 1997

   [ ] FOR                   [ ] AGAINST                  [ ] ABSTAIN

5. OTHER BUSINESS: In his discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting or any ajournments thereof

  [ ] FOR                                              [ ] WITHHOLD AUTHORITY

                          (continued on reverse side)

6. THIS PROXY WHEN PROPERLY EXECUTED WILL BE
   VOTED IN THE MANNER DIRECTED HEREIN BY THE
   UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS
   MADE, THIS PROXY WILL BE VOTED "FOR" ELECTION
   OF ALL NOMINEES FOR DIRECTOR, "FOR" PROPOSAL
   TWO, "FOR" PROPOSAL THREE AND "FOR" PROPOSAL FOUR.
                                               DATED: ___________________
                                                      ___________________
                                               SIGNATURE ________________

   (PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. WHEN SIGNING ON BEHALF OF A CORPORATION, PARTNERSHIP, ESTATE, TRUST OR IN ANY OTHER REPRESENTATIVE CAPACITY, PLEASE SIGN YOUR NAME AND TITLE. FOR JOINT ACCOUNTS, EACH JOINT OWNER MUST SIGN.

   PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE SO AS TO ENSURE A QUORUM AT THE MEETING. THIS IS IMPORTANT WHETHER YOU OWN FEW OR MANY SHARES. DELAY IN RETURNING YOUR PROXY MAY SUBJECT THE COMPANY TO ADDITIONAL EXPENSE.